SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 13, 2011
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 13, 2011, Evergreen Solar, Inc. (the “Company”) announced the appointment of Donald W. Reilly as Chief Financial Officer of the Company on January 10, 2011.
     Mr. Reilly, 51, has served as a senior financial executive of GTECH Corporation, a wholly owned subsidiary of Lottomatica, SpA since August 2010, as GTECH’s Chief Financial Officer since June 2007, and in other senior finance positions since 2000. GTECH is a leading gaming technology and services company providing innovative technology, creative content and superior services to worldwide lottery and gaming organizations. Prior to joining GTECH, Mr. Reilly served as Vice President and Chief Financial Officer of Amtrol, Inc., a global manufacturer of water system solutions and HVAC products, from October 1997 to August 2000. Prior to joining Amtrol, he was the Corporate Controller and Chief Accounting Officer for A.T. Cross Company, a manufacturer and distributor of fine writing instruments. In his prior positions Mr. Reilly established his abilities as a chief financial officer at technology based companies with international manufacturing operations. Earlier in his career, Mr. Reilly was an audit Senior Manager at Ernst & Young.
     Pursuant to the terms of an offer letter, Mr. Reilly will receive a base salary of $295,000 (per annum) and a one time sign-on bonus of $50,000. Mr. Reilly will also be eligible to receive a target bonus of 75% of his base salary based on the financial performance of the Company and specific strategic goal attainment. The Company has granted Mr. Reilly 20,833 shares of restricted stock and options to acquire 41,666 shares of common stock at a strike price of $3.12, each subject to a four-year vesting schedule. In addition to the Company’s normal benefits and the equity incentive plans in which Mr. Reilly is eligible to participate, the Company has agreed to provide him with six months of continued base salary payment and benefits following a termination without cause. The foregoing description of Mr. Reilly’s employment terms is qualified in its entirety by reference to Mr. Reilly’s offer letter which will be filed as an exhibit to the Company’s report on Form 10-K for the year ended December 31, 2010.
     Mr. Reilly replaces Paul Kawa who served as Interim Chief Financial Officer since September, 2010 when Michael El-Hillow, former Chief Financial Officer for the Company, was appointed President and CEO. Mr. Kawa has resumed his responsibilities as Evergreen Solar’s Corporate Controller.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Christian M. Ehrbar
Name:	Christian M. Ehrbar
Title:	Vice President and General Counsel

Dated: January 13, 2011